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                                                                    EXHIBIT 23.5

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2002, with respect to the financial statements of Blizzard Genomics, Inc. for the year ended December 31, 2001 included in Post-Effective Amendment No. 2 on Form S-1 to the Registration Statement on Form S-3 and the related Prospectus of CytRx Corporation for the registration of 2,811,531 shares of common stock.



                                  /s/ SILVERMAN OLSON THORVILSON & KAUFMANN, LTD



Minneapolis, Minnesota
February 11, 2005